_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

______________________________________

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

______________________________________

Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 1, 2013, UMH Properties, Inc. (the “Company”) completed the acquisition of ten manufactured home communities, five located in Indiana, four in Pennsylvania and one in Michigan, from ARCPA Properties LLC and its related company, ARCML06 LLC, both of which entities are unrelated to the Company.  The communities are Birchwood, Broadmore, Forest Creek, Gregory Courts, Highland, Oak Ridge, Sunnyside, Twin Pines, Valley View Danboro and Valley View Honey Brook (collectively referred to as the “Properties”).  These ten all-age communities total 1,854 sites situated on approximately 400 acres.  The average occupancy for these communities is approximately 85%.  The aggregate purchase price was $67,500,000.  The Company obtained a $53,760,000 mortgage loan from JP Morgan Chase Bank, N.A. and paid the balance in cash.  Interest on the mortgage loan is fixed at 4.065%.  This mortgage loan matures on March 1, 2023.

Item 7.01

Regulation FD Disclosure.

On March 1, 2013, the Company issued a press release announcing the completion of the acquisition described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is furnished as Exhibit 99 hereto.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Pursuant to Regulation S-X, Rule 3-14, the Company is required to present an audited combined statement of revenue and community operating expenses (the "Statement") for the properties acquired for the year ended December 31, 2012.  This Statement will be filed by amendment to this Form 8-K within 71 calendar days after the date of this Form 8-K.

The Company is also required to report the material factors considered in assessing the properties acquired, which are as follows:

Description of Properties

The Properties acquired are ten manufactured home communities as follows:

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Birchwood	Birch Run, MI	142	75%	$374
Broadmore	Goshen, IN	382	66%	$369
Forest Creek	Elkhart, IN	167	85%	$393
Gregory Courts	Honey Brook, PA	39	100%	$476

Community	Location	Number of Sites	Occupancy	Average Monthly Lot Rent

Highland	Elkhart, IN	246	87%	$329
Oak Ridge	Elkhart, IN	205	87%	$386
Sunnyside	Eagleville, PA	67	94%	$546
Twin Pines	Goshen, IN	232	85%	$371
Valley View Danboro	Doylestown, PA	230	100%	$514
Valley View Honey Brook	Honey Brook, PA	144	99%	$462

These communities are situated on approximately 400 acres, have paved streets and driveways and are located in proximity to the Company’s other communities.  All leases are either on an annual or month-to-month basis.

Investment Property and Capital Improvements

The aggregate purchase price for the Properties is $67,500,000, with allocations among land, site and land improvements, rental homes and accessories, and equipment and vehicles.  The estimated amount allocated to investment property, including rental homes, is approximately $66,900,000.  The Properties, exclusive of land, will be depreciated over their estimated useful life (27.5 years) on a straight line basis.  The Company does not anticipate any significant capital improvements.

Property Taxes

The annual real estate taxes on the Properties are anticipated to be approximately $600,000.

Insurance Coverage

Insurance on the Properties will be included with the Company’s overall insurance package.  In the opinion of the Company, this coverage is adequate.

After reasonable inquiry, the Company is not aware of any other material factors relating to the properties acquired that would cause the reported financial information not to be necessarily indicative of future operating results.

The Company and its operations are, however, subject to a number of risks and uncertainties.  For a discussion of such risks, see the risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under Item 1A Risk Factors and in the other reports filed by the Company with the Securities and Exchange Commission.

(b)

Pro forma financial information.

Pursuant to Regulation S-X, Article 11, the Company is required to present pro forma financial information.  The following pro forma financial information will be filed by amendment to this Form 8-K within 71 calendar days after the date of this Form 8-K.

-

ProForma Consolidated Balance Sheet as of December 31, 2012

-

ProForma Consolidated Statement of Income for the year ended December 31, 2012

(d)

Exhibits.

(10)

Purchase and Sales Agreement

(99)

Press Release dated March 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  March 4, 2013

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

Exhibit Index

Exhibit No.

Description

(10)

Purchase and Sales Agreement

(99)

Press Release dated March 1, 2013